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                                                                Exhibit 10.15

                              EMPLOYMENT AGREEMENT

This agreement is made between The DeWolfe Companies, Inc. ("DeWolfe") and Charles A. Ferraro ("Employee"). DeWolfe agrees to associate with Employee upon the terms contained in this agreement, and Employee agrees to work in the best interests of DeWolfe at all times, upon the terms contained in this agreement.

TERM: The employment shall commence on November 26, 2001, and will continue until canceled, amended or terminated as described in this agreement.

TITLE: The Employee will be appointed as President of DeWolfe Mortgage Services, Inc and Vice President of The DeWolfe Companies, Inc.

ASSIGNMENT: The Employee's assignment and responsibilities will be defined by DeWolfe, and may be changed at any time. In general, the Employee is responsible for managing the operations and activities of DeWolfe Mortgage Services, including, but not limited to, (i) managing all employees hired or assigned,
(ii) planning, budgeting, and implementing DeWolfe's strategies toward achieving service and financial goals, and (iii) in general, directing a service-oriented Mortgage Company toward achieving the business goals established by senior management of DeWolfe. The Employee will keep informed about the company's business in general, and shall participate in all training, meetings and functions required by DeWolfe.

COMPENSATION: Compensation will be established by DeWolfe from time to time, and initially will be paid in accordance with the Compensation Schedule attached as Exhibit A. The Employee shall be entitled to all benefits generally provided by DeWolfe to its senior executives. The Employee shall be entitled to 4 weeks vacation time, mutually agreed upon and submitted in writing, to accrue at a rate of two days every month of employment. (Vacation time accrues ten months per year, according to the Company's accrual policy).

TERMINATION: This Agreement and the employment created thereby may be terminated at any time without cause by either party upon sixty (60) days written notice. If employee is terminated by DeWolfe without cause, employee will be paid a minimum of six months base pay. DeWolfe may terminate this agreement and the employment created herein without notice for cause, including fraud, criminal activity, dereliction of duties or failure to comply with the terms of this agreement or DeWolfe policies and procedures. After termination, the Employee will not solicit any employee, sales associate, manager, or other person associated with DeWolfe or its affiliated Companies for the purpose of inducing that person(s) to terminate employment or association with DeWolfe.

CONFIDENTIALITY: It is understood that the Employee may from time to time have knowledge of information which is confidential in nature, including, but not limited to customer and client lists, agent and management information, training and procedures, manuals, sales tactics, strategies, financial results and other trade secrets. The Employee will not, at any time during employment or after termination, disclose any confidential information, nor trade in the stock of The DeWolfe Companies, Inc. based upon confidential information, nor use such confidential information in any other manner.



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NOTICES: Any notice required under this agreement will be deemed sufficient if mailed or delivered to the parties at the following addresses:

         Employee:    Charles A. Ferraro
                      43 Spencer Brook Lane
                      Carlisle, MA  01741

         DeWolfe:     The DeWolfe Companies, Inc.
                      80 Hayden Avenue
                      Lexington, MA  02173
                      Attn: Paul J. Harrington, President

GOVERNING LAW: This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Signed this 26th day of November, 2001.





Employee:                                          The DeWolfe Companies, Inc.

/S/ CHARLES A. FERRARO                             By: /S/ PAUL J. HARRINGTON
----------------------                                 -------------------------
Charles A. Ferraro                                 Paul J. Harrington, President














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